UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Ave., 12th Floor New York, New York		10106
(Address of Principal Executive Offices)		(Zip Code)

(716) 371-1125

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Appointment; Director Appointment

On July 12, 2023, the Board of Directors (the “Board”) of Elevation Oncology, Inc. (the “Company) appointed Joseph J. Ferra, Jr. as (i) President and Chief Executive Officer of the Company and (ii) a member of the Board, to serve as a Class I director with an initial term expiring at the Company’s 2025 Annual Meeting of Stockholders, in each case, effective as of July 12, 2023 (the “Ferra Effective Date”). In connection with his appointment as President and Chief Executive Officer, Mr. Ferra will step down as the Company’s Chief Financial Officer.

Mr. Ferra, age 48, served as the Company’s Chief Financial Officer since June 2021 and as the Company’s Interim Chief Executive Officer and President since January 2023. Mr. Ferra joined the Company from Syros Pharmaceuticals, Inc., where he served as Chief Financial Officer from March 2018 to June 2021. Mr. Ferra received a B.S. in chemistry with distinction from Purdue University and an M.B.A. from The Stephen M. Ross School of Business at the University of Michigan. There are no arrangements or understandings between Mr. Ferra and any other persons, pursuant to which he was appointed as Chief Executive Officer and President, there are no family relationships among any of the Company’s directors or executive officers and Mr. Ferra, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 12, 2023, the Company entered into a new employment agreement with Mr. Ferra (the “Ferra Employment Agreement”). The Ferra Employment Agreement adjusts Mr. Ferra’s compensation terms, which includes an increase in annual base salary to $ 600,000 and an increase in target bonus amount to 50%. Mr. Ferra will also receive stock options to purchase up to 35,000 shares of the Company’s common stock (“Common Stock”) at an exercise price equal to the closing sale price of the common stock on the date of grant, as reported by the Nasdaq Global Select Market, which will vest as to 1/4th of the shares on the date that is one year following the Ferra Effective Date and 1/48th of the shares monthly thereafter until fully vested, subject to his continued service to the Company.

Additionally, the Company expects to enter into a new Change in Control and Severance Agreement with Mr. Ferra, which is included in the Ferra Employment Agreement and a form of which is filed as Exhibit 99.1 to the report filed by the Company on Form 8-K on August 6, 2021 (the “Ferra Severance Agreement”), to reflect severance benefits consistent with a Chief Executive Officer position. Under the Ferra Severance Agreement, in the event that Mr. Ferra is terminated for any reason other than for “cause”, he will be entitled to: (i) an amount equal to twelve (12) months of his base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) to the extent Mr. Ferra timely elects to receive continued coverage under the Company’s group healthcare plans, the Company will continue to pay the full amount of his premium payments for such continued coverage for a period ending on the earlier of (a) twelve (12) months following the termination date and (b) the date upon which Mr. Ferra becomes eligible for coverage under another employer’s plans; and (iii) accelerated vesting of Mr. Ferra’s outstanding equity awards as if an additional twelve (12) months of vesting had occurred for any outstanding and unvested awards as of the date of his termination. Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within twelve (12) months following a “change of control” of the Company, then: (i) the amount payable as severance shall be increased to eighteen (18) months of Mr. Ferra’s base salary at the rate in effect immediately prior to such termination plus 150% of his then-current annual target bonus opportunity, payable in a cash lump-sum; (ii) the period of continued benefit coverage shall be increased to a period of eighteen (18) months following the termination date (or, if earlier, until the date that Mr. Ferra becomes eligible for coverage under another employer’s plans); and (iii) accelerated vesting of Mr. Ferra’s outstanding equity awards such that 100% of such equity awards shall become fully vested and exercisable as of the date of his termination. All such payments and benefits (whether with or apart from a change of control) will be subject to Mr. Ferra’s execution of a general release of claims against us.

Mr. Ferra is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the Securities and Exchange Commission (SEC) on June 21, 2021, and incorporated by reference herein.

Chief Financial Officer Appointment

On July 12, 2023, Tammy Furlong, the Company’s current Vice President of Finance and Accounting was appointed to serve as Chief Financial Officer, effective as of July 12, 2023 (the “Furlong Effective Date”). In this role, Ms. Furlong has assumed the responsibilities of Principal Financial Officer and Principal Accounting Officer.

Ms. Furlong, age 52, has served as the Vice President of Finance and Accounting of the Company since April 2021. Prior to joining the Company, Ms. Furlong served as a finance consultant from September 2018 to March 2021, where she focused on capital raising, strategic transactions and finance operations for multiple biotechnology and pharmaceutical companies. Ms. Furlong is a certified public accountant and received a B.S. in Accounting from Adelphi University and an M.B.A from Bentley University. There are no arrangements or understandings between Ms. Furlong and any other persons, pursuant to which she was appointed as Chief Financial Officer, there are no family relationships among any of the Company’s directors or executive officers and Ms. Furlong, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 12, 2023, the Company entered into a new employment agreement with Ms. Furlong (the “Furlong Employment Agreement”). The Furlong Employment Agreement adjusts Ms. Furlong’s compensation terms, which includes an increase in annual base salary to $430,000 and an increase in target bonus amount to 40%. Ms. Furlong will also receive stock options to purchase up to 53,433 shares of Common Stock at an exercise price equal to the closing sale price of the common stock on the date of grant, as reported by the Nasdaq Global Select Market, which will vest as to 1/4th of the shares on the date that is one year following the Furlong Effective Date and 1/48th of the shares monthly thereafter until fully vested, subject to her continued service to the Company.

Additionally, the Company expects to enter into a Change in Control and Severance Agreement with Ms. Furlong, which is included in the Furlong Employment Agreement and a form of which is filed as Exhibit 99.1 to the report filed by the Company on Form 8-K on August 6, 2021 (the “Furlong Severance Agreement”), to reflect severance benefits consistent with a Chief Financial Officer position. Under the Furlong Severance Agreement, in the event that Ms. Furlong is terminated for any reason other than for “cause”, she will be entitled to: (i) an amount equal to nine (9) months of her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) to the extent Ms. Furlong timely elects to receive continued coverage under the Company’s group healthcare plans, the Company will continue to pay the full amount of her premium payments for such continued coverage for a period ending on the earlier of (a) nine (9) months following the termination date and (b) the date upon which Ms. Furlong becomes eligible for coverage under another employer’s plans; and (iii) accelerated vesting of Ms. Furlong’s outstanding equity awards as if an additional nine (9) months of vesting had occurred for any outstanding and unvested awards as of the date of her termination. Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within twelve (12) months following a “change of control” of the Company, then: (i) the amount payable as severance shall be increased to twelve (12) months of Ms. Furlong’s base salary at the rate in effect immediately prior to such termination plus 100% of her then-current annual target bonus opportunity, payable in a cash lump-sum; (ii) the period of continued benefit coverage shall be increased to a period of twelve (12) months following the termination date (or, if earlier, until the date that Ms. Furlong becomes eligible for coverage under another employer’s plans); and (iii) accelerated vesting of Ms. Furlong’s outstanding equity awards such that 100% of such equity awards shall become fully vested and exercisable as of the date of her termination. All such payments and benefits (whether with or apart from a change of control) will be subject to Ms. Furlong’s execution of a general release of claims against us.

Ms. Furlong is also party to the Company’s standard form of indemnification agreement. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Form S-1/A filed by the Company with the Securities and Exchange Commission (SEC) on June 21, 2021, and incorporated by reference herein.

The foregoing descriptions of the Ferra Employment Agreement and the Furlong Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the respective agreement. A copy of each of the Ferra Employment Agreement and the Furlong Employment Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: July 13, 2023	By:	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
President and Chief Executive Officer